Exhibit 99.2
Third Quarter 2007 Results November 5, 2007 10:00 AM EST Dial In Number 800-862-9098 Domestic 785-424-1051 International Conference ID: ALTRA Replay Number through November 12, 2007 800-723-0549 Domestic 402-220-2657 International Conference ID: ALTRA

Safe Harbor Statement Any forward-looking statements represent the company's expectations or beliefs concerning future events. Actual results may materially differ. Any forward-looking statement made by or on behalf of the company may involve certain risks and uncertainties including risk of cyclical and seasonal demands, consolidating customer base, leverage, consumer credit conditions, competition, continued innovation, product liabilities, availability and cost of product components, and other risks. Additional risks are described in the company's Securities and Exchange Commission reports and other filings, including, but not limited to, the risks described in the company's Registration Statement on Form S-1 filed on June 4, 2007. Undue reliance should not be placed on any forward-looking statements made by or on behalf of the company. The company undertakes no obligations to publicly update or revise any forward- looking statements.

Record Quarterly Financial Results in 3rd Quarter 2007 Revenues increased 39.0% (organically 9.9%) Operating income improved 34.2% Recurring net income increased from $1.7M to $6.6M Recurring EPS increased from $0.09 to $0.25 Adjusted EBITDA grew 43.1% Reduced $24.4 M of 11 1/4% Bonds Compared to 3rd Quarter 2006: Successfully negotiated two union contracts

3rd Quarter 2007 Financial Highlights Solid Top Line Growth with Continued Margin Improvement

3rd Quarter 2007 Recurring Net Income

First Nine Months 2007 Financial Highlights

Balance Sheet Highlights

Strategies for Profitable Growth Focus on strategic markets Expand into new markets Accelerate new product development Continue focus on cost reduction All Power acquisition

2007E Outlook Includes TB Wood's Results since Acquisition on April 5, 2007 $595 - $605 Million Sales $88 - $90 Million in EBITDA $15 Million in Capital Expenditures 36% Effective Tax Rate Recurring Cash Flow from Operations - 115% to 120% of net income

Supplemental Information Adjusted EBITDA

First Nine Months 2007 Recurring Net Income Recurring Net Income Increased 75.0%